UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2009

MACY’S, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On February 2, 2009, Macy's, Inc. ("Macy's") issued a press release announcing the expansion of initiatives to strengthen local market focus and enhance selling service which, in combination with a new operating structure for Macy's, is expected to enable Macy's to both accelerate same-store sales growth and reduce expense.

As discussed in the press release, Macy's expects to take one-time pre-tax charges of approximately $400 million in 2009 for expenses related to the new operating structure.  This will include relocation assistance for executives being assigned, as well as severance and outplacement assistance for displaced employees.  The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The press release referred to above also contains certain non-GAAP financial measures of expected diluted earnings per share, excluding one-time costs associated with the workforce reduction, for fiscal 2009.  Management believes that diluted earnings per share, excluding one-time costs associated with the workforce reduction, is a useful measure in evaluating Macy's ability to generate earnings and that providing such measure will allow investors to more readily compare the measure referred to in the press release to the measures provided by Macy's in past and future periods.  Management believes that excluding one-time costs associated with the workforce reduction from the calculation of diluted earnings per share is particularly useful where the amount of such items are not consistent in the periods presented.  However, the reader is cautioned that any non-GAAP financial measures provided by Macy's are provided in addition to, and not as alternatives for, Macy's reported results prepared in accordance with GAAP.  Certain items that may have a significant impact on Macy's financial position, results of operations and cash flows must be considered when assessing Macy's actual financial condition and performance regardless of whether these items are included in these non-GAAP financial measures.  Additionally, the methods used by Macy's to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures.  As a result, any non-GAAP financial measures provided by Macy's may not be comparable to similar measures provided by other companies.

Item 8.01.	Other Events.

In addition, Macy’s announced in a separate press release that its wholly owned subsidiary, Macy’s Retail Holdings, Inc., has commenced a cash tender offer to purchase any and all of its outstanding 6.30% Senior Notes due 2009 and 4.80% Senior Notes due 2009.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

	99.1	Press Release of Macy’s, announcing new operating structure, dated February 2, 2009.
	99.2	Press Release of Macy’s, announcing tender offer, dated February 2, 2009.

MACY’S, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY’S, INC.

Dated: February 2, 2009	By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: Senior Vice President, General Counsel and Secretary

Index to Exhibits

Index Number

99.1	Press Release of Macy's, announcing new operating structure, dated February 2, 2009.
99.2	Press Release of Macy's, announcing tender offer, dated February 2, 2009.